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EXHIBIT 99.2

KRATOS DEFENSE AND SECURITY SOLUTIONS, INC.

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

$225,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10% SENIOR SECURED NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 10% SENIOR SECURED NOTES DUE 2017

        This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by Kratos Defense & Security Solutions, Inc., a Delaware corporation (the "Issuer"), and the Guarantors, pursuant to the Prospectus, dated                                    , 2010 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), if the certificates for the Original Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust FSB (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to, and must be received by, the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof), together with the Original Notes or a book-entry confirmation and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent from the eligible guarantor institution within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent for the Exchange Offer is:

WILMINGTON TRUST FSB

By Regular Mail, Registered Certified Mail,
Overnight Courier or Hand Delivery:
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1615

By Facsimile Transmission
(eligible institutions only):
(302) 636-4139, Attention: Sam Hamed

For Information or Confirmation by
Telephone:
(302) 636-6181

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Issuer the principal amount of Original Notes indicated below, pursuant to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

Certificate Number(s) (if known) of Original Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Original Notes	Aggregate Principal Amount of Original Notes Being Tendered

PLEASE COMPLETE AND SIGN

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and the undersigned's obligations under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

(Signature(s) of Record Holder(s))
(Please Type or Print Name(s) of Record Holder(s))

(Capacity of Signatory, if signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity. See Instruction 2 below.)

Date:	, 2010

Address:
(Zip Code)

(Daytime Area Code and Telephone No.)
☐
Check this Box if the Original Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member of a recognized signature medallion program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above person(s) "own(s)" the Original Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Original Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Original Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Original Notes into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:
(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)

Title:

Date:	, 2010

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.     Delivery of this Notice of Guaranteed Delivery.

        A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Issuer.

2.     Signatures on this Notice of Guaranteed Delivery.

        If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Original Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Original Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of its authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.     Questions and Requests for Assistance or Additional Copies.

        Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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  EXHIBIT 99.2
KRATOS DEFENSE AND SECURITY SOLUTIONS, INC. NOTICE OF GUARANTEED DELIVERY OFFER TO EXCHANGE